UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 27, 2009
THE CATO CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-31340	56-0484485

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8100 Denmark Road, Charlotte, NC		28273-5975

(Address of Principal Executive Offices)		(Zip Code)
(704) 554-8510

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 27, 2009, the board of directors (the “Board”) of The Cato Corporation (the “Company”) appointed Bryan F. Kennedy, III as a new director of the Company to fill an existing vacancy on the Board effective September 1, 2009. As of the date of this Current Report on Form 8-K, Mr. Kennedy has been appointed to the Audit Committee and the Corporate Governance and Nominating Committee. With the appointment of Mr. Kennedy, the Board consists of eight members divided into three classes, each of which serves staggered terms of three years each. Mr. Kennedy is a member of the class whose term expires at the Company’s 2011 Annual Meeting of Stockholders.
Mr. Kennedy is President and Chief Executive Officer of Park Sterling Bank. Mr. Kennedy currently serves on the board of Park Sterling Bank and as Chairman of the Board of Hospice and Palliative Care-Charlotte Region.
There is no arrangement or understanding between Mr. Kennedy and any other persons pursuant to which Mr. Kennedy was appointed as a director of the Company. There have been no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, to which the Company was or is to be a participant, in which Mr. Kennedy had or is to have a direct or indirect material interest.
A copy of the Company’s press release, dated September 2, 2009, announcing the appointment of Mr. Kennedy as a director of the Company is attached to this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press Release of The Cato Corporation dated September 2, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CATO CORPORATION
September 2, 2009	/s/ John P. D. Cato
Date	John P. D. Cato
Chairman, President and Chief Executive Officer

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